UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2009

 PROVIDENT COMMUNITY BANCSHARES, INC.
(Exact name of Company as specified in its charter)

Delaware	1-5735	57-1001177
(State or other Jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2700 Celanese Road, Rock Hill, South Carolina	29732
(Address of principal executive offices)	(Zip Code)

Company's telephone number, including area code: (803) 325-9400

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As disclosed in the Current Report on Form 8-K filed by the Company on September 24, 2009, on September 22, 2009, Provident Community Bancshares, Inc. (the “Company”) received a letter from The NASDAQ Stock Market providing notice that, for 30 consecutive trading days, the Company’s common stock had not maintained a minimum market value of publicly held shares (“MVPHS”) of $5 million as required for continued inclusion on The Nasdaq Global Market by Listing Rule 5450(b)(1)(c).  To regain compliance with The Nasdaq Global Market continued listing requirements, the MVPHS must be at least $5 million for a minimum of 10 consecutive trading days before December 21, 2009.  In anticipation of not meeting the minimum market value continued listing requirement, the Company requested and on December 7, 2009 received approval from The NASDAQ Stock Market to transfer the listing of its common stock from the Nasdaq Global Market to The Nasdaq Capital Market.  The transfer will be effective at the opening of business on December 9, 2009 and the Company’s common stock will continue to trade under the symbol “PCBS.”

The press release announcing this matter is included as Exhibit 99.1 and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)       The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit
99.1	Press release dated December 10, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROVIDENT COMMUNITY BANCSHARES, INC.
(Company)

Date:	December 10, 2009	By: /s/ Dwight V. Neese
Dwight V. Neese
President and Chief Executive Officer